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                                                                   Exhibit 10.14

                                                       Employee:  Earl McConchie


                          MOLTEN METAL TECHNOLOGY, INC.
                              EMPLOYMENT AGREEMENT

      IN CONSIDERATION of my employment or the continuance of my employment by Molten Metal Technology, Inc. or any of its subsidiaries (collectively, the "Company") and for other valuable consideration, receipt of which is acknowledged, I agree as follows:

1.    General.

      I agree to use my best efforts, skills and abilities to promote the interests of the Company, to diligently, competently and faithfully carry out my duties to the Company in compliance with all Company policies and procedures as from time to time determined by the Company's Board of Directors. During the term of any employment by the Company I agree to devote the whole of my business time and energies to the Company, and to not be involved, directly or indirectly, in any other business enterprise without the prior written consent of the Company. I understand I shall be entitled to receive such compensation as from time to time determined by the Board of Directors, and shall be entitled to receive such benefits as are normally provided to employees of the Company in comparable positions. I understand that my employment is on an "at will" basis and may be terminated at any time by the Board of Directors with or without cause, and that this Agreement shall not imply that such employment will continue for any period of time.

2.    Proprietary Information of the Company.

      (a) I agree that all information and know-how, whether or not in writing, of a private, secret, or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, financial data, personnel data, computer programs, functional specifications and customer and supplier lists. I will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer (other than myself if I am or become an officer) of the Company, either during or after my employment, unless and until such Proprietary Information has become public knowledge without fault by me.

      (b) I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listing, or other written, photographic, tangible material containing Proprietary Information, whether created by me or others, which shall come into my custody or possession, shall be and are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. All such records or copies thereof and all tangible

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property of the Company in my custody or possession shall be delivered to the property of the Company upon the earlier of (i) a request by the Company or (ii) termination on my employment. After such delivery, I shall not retain any such records or copies thereof or any such tangible property.

Notwithstanding the foregoing, in the event that I am required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Proprietary Information, I shall provide to the Company with prompt notice thereof so that the Company may seek any appropriate protective order and/or waive compliance by me with the provisions hereof; provided, however, if in the absence of a protective order or the receipt of a waiver hereunder, I am, in the opinion of my counsel (such opinion to be reasonably acceptable to the Company) compelled so to disclose Proprietary Information not otherwise disclosable hereunder to any legislative, judicial, or regulatory body, agent, or authority, or else be exposed to liability for contempt, fine, or penalty, or to other censure, such Proprietary Information may be so disclosed to the extent necessary to comply with such disclosure requirement. The parties agree that in the event that I am given an opinion of my counsel (such opinion to be reasonably acceptable to the Company) that (i) failing to retain a copy or sample of such Proprietary Information would violate an applicable federal, state, local, or foreign law, or (ii) maintaining the Proprietary Information would be needed to protect my interest in existing or potential civil, regulatory or criminal action, I shall be permitted to retain copies of the Proprietary Information relevant to such matter or action, provided that I provide the Company with a written log of such Proprietary Information and promptly return such Proprietary Information to the Company when retention hereof is no longer necessary for such purposes.

      (c) I agree that my obligation not to disclose or to use information, know-how and records of the types set forth in paragraphs (a) and (b) above, and my obligation to return records and tangible property, set forth in paragraph
(b) above, also extends to such types of information, know-how, records, and tangible property of customers of the Company or suppliers of the Company or other third parties who may have disclosed or entrusted the same to the Company or to me in the course of the Company's business. Information, know-how, records, and tangible property of customers of the Company or suppliers of the Company or third parties, which was received prior to my employment with the Company or is public record and information, are excluded from my obligation to return records and tangible property to the Company.

3.    Developments.

      (a) I will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by me or under my direction or jointly with others during my employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

      (b) I agree to assign and do hereby assign to the Company (or any person or entity designated by the Company) all my rights, title, and interest in and to all Developments and all

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related patents, patent applications, copyrights, copyright applications, mask works and applications to register mask works (both in the United States and in foreign countries). However, this paragraph 3(b) shall not apply to Developments which do not relate to the present or the planned business or research and development of the Company and which are made and conceived by me not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

      (c) I agree to cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. I shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

      (d) In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to Developments, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

4.    Non-Competition.

      I agree that during the term of my employment with the Company and for a period of three (3) years after the termination of such employment, irrespective of the reason for such termination, I will not (a) directly engage in, or (b) participate as an officer, director, partner, joint venturer, employee or agent of, or as the holder of more than 1% of the equity interests in, or as a consultant or independent contractor to, any corporation, partnership, or other entity or business which engages in any business which is substantially similar to, or functionally equivalent to, the Company's Catalytic Extraction Processing technology. I agree to notify the Company in writing prior to accepting any employment or consulting relationship with any entity which engages in such activity. The Company agrees to respond in writing to such notification within 7 days of receipt indicating whether or not the Company reasonably considers such employment or consulting relationship to be covered by the foregoing non-competition agreement. However, nothing herein shall prohibit me from owning more than 1% of any class of securities of any publicly traded entity.

      I further agree that, during such employment and for three years thereafter, I will not, directly or indirectly, employ, or knowingly permit any company or business organization directly


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or indirectly controlled by me to employ, any person who is then employed by the
Company or in any manner seek to induce any such person to leave his or her employment with the Company.

5.    Other Agreements.

      I hereby represent that, except as I have disclosed in writing to the Company and attached hereto as Exhibit A, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior to my employment with the Company to use any confidential or proprietary information of material belonging to any previous employer or others.

6.    United States Government Obligations.

      I acknowledge that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreement.

7.    Certain Claims Upon Termination.

      (a) I understand that if within one year prior to the termination of my employment with the Company I have engaged in any specified action (as defined below):

            (i) The Company will have no obligation to provide severance in the manner described below.

            (ii) Any Option awarded to me under any Stock Option Award Agreement or Restricted Stock Award Agreement (each, an "Award Agreement") from the Company to me shall terminate as of the date of such termination, and notwithstanding anything contained in the Award Agreement or the Plan (as defined in the Award Agreement), I shall have no further right to purchase shares of Common Stock of the Company pursuant to the Option or the Award Agreement, irrespective of whether such shares are Vested under the Award Agreement at the time of such termination; and


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            (iii) the Company shall have the right to purchase any or all shares of Common Stock of the Company owned by me at the time of such termination which were acquired pursuant to the exercise of any Award Agreement for a purchase price equal to the amount that I paid for such shares, together with interest thereon at a rate of the then prime rate per annum. If the Company desires to exercise such right, it shall notify me within sixty (60) days after the date of such termination and I shall tender the shares being purchased by the Company at the time and place designated in such notice from the Company upon receipt of the purchase price for such shares. If I fail to so tender such shares, the shares shall be deemed to be canceled as of the date the Company tenders payment of the purchase price thereof.

      (b) For purposes of this Section 7, I shall be deemed to have engaged in a specified action if the Company has determined that any of the following shall have occurred:

            (i) I shall have committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company or any other act of comparable misconduct against the Company;

            (ii) I shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude or dishonesty; or

            (iii) I shall have breached any of my obligations under this Agreement.

      (c) For the purposes of this Section 7, severance consists of continuing to pay my weekly rate of pay then in effect, but not less than $4,807.69 per week, for a period of up to five years or until I have found other work with compensation equivalent to 50% of my base salary in effect at the time of the termination, whichever comes first. Such payments will be contingent upon my following the Company's customary "exit procedures" which include the signing of a standard severance agreement (at hearing understood that there shall be no expressed or implied obligation for me to seek other employment in order to receive to such severance payments). My right to receive severance payments hereunder shall terminate on the tenth anniversary of the date hereof.

      (d) I understand that if I am involuntarily terminated for any reason and I have not engaged in a specified action or if I die or become permanently disabled, the restrictions on the grant of restricted stock awarded to me with my offer of employment will be lifted.

      (e) I understand that if I am involuntarily terminated for any reason (including, but without limitation, as a result of downsizing, reorganization or a change of control of the Company), and I have not engaged in a specified action, I will receive severance according to Section 7(c). The parties agree that a reduction in my salary below $4,807.69 per week shall constitute involuntary termination.

      (f) I further understand that if I resign voluntarily for any reason, I will not be entitled to receive severance.


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8.    Miscellaneous.

      (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (b) This Agreement supersedes all prior agreements, written or oral, between me and the Company, relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

      (c) This Agreement will be binding upon my heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

      (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

      (e) By acceptance hereof the Company specifically confirms to me that I shall be entitled to be indemnified by the Company in my capacity as an officer or director of the Company to the same extent that officers and directors are generally indemnified by the Company.

      (f) In view of the substantial harm which will result from my breach of any of the provisions contained in Sections 2, 3, or 4 above, I agree that such provisions shall be enforced to the fullest extent permitted by law. Accordingly, I agree that if, in any judicial proceeding, a court shall determine that such provisions are unenforceable because they cover too extensive a geographic area or survive for too long a period of time, or for any other reason, such provisions shall be deemed to cover such maximum geographic area and maximum period of time and shall otherwise be deemed to be limited in such a manner as will permit enforceability by such court.

      (g) I agree that my breach of any of the provisions of Sections 2, 3, or 4 above will cause irreparable damage to the Company and that the recovery by the Company of money damages will not constitute an adequate remedy for such breach. Accordingly, I agree that the provisions of Sections 2, 3, or 4 above may be specifically enforced against me in addition to any other rights or remedies available to the Company on account of such breach, and I hereby recognize that if there is material violation of the provisions of Sections 2, 3, or 4 above, the Company shall be entitled to an injunction or similar equitable relief to be issued by court of competent standing.

      (h) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts.


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      I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND
AGREE TO, EACH OF SUCH PROVISIONS.


                                        By: /s/ Garnet Earl McConchie
                                           -------------------------------
                                           Earl McConchie

Accepted as of the
date above written:
                           Dated as of March 29, 1996


MOLTEN METAL TECHNOLOGY, INC.


By: /s/ Katharyn Santoro
   -------------------------------

Date:  April 1, 1996




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